[SUTHERLAND ASBILL & BRENNAN LLP]

Exhibit 10(a)

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Post-Effective Amendment No. 31 to Form N-4 (File No. 33-43773) for Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sutherland Asbill & Brennan LLP

By:	/s/ Mary E. Thornton
Mary E. Thornton

Washington, D.C.
April 28, 2008